UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2026

ACCELERANT HOLDINGS

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-42765	98-1753044
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Accelerant Holdings

c/o Accelerant Re (Cayman) Ltd.

Unit 106, Windward 3, Regatta Office Park,

West Bay Road, Grand Cayman, KY1-1108

+1 (345) 743-4611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common shares, $0.0000011951862 par value per share	ARX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition

On March 18, 2026, Accelerant Holdings (the “Company,” “we,” or “our”) issued a press release relating to our earnings for the quarter and year ended December 31, 2025 (the “Earnings Release”). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On March 18, 2026, Accelerant Holdings (the “Company”) appointed Linda S. Huber as Chief Financial Officer and designated her as the Company’s principal financial officer and principal accounting officer, effective, in each case, on March 31, 2026 (the “Effective Date”). Jay Green will no longer serve as the Company’s Chief Financial Officer, and principal financial officer and principal accounting officer, effective as of the Effective Date.

Prior to joining the Company, Ms. Huber, age 67, served as Chief Financial Officer of FactSet Research Systems Inc. (NYSE: FDS), MSCI Inc. (NYSE: MSCI), and Moody’s Corporation (NYSE: MCO). Ms. Huber also served on the Board of Directors of the Bank of Montreal (NYSE: BMO), where she was a member of the Audit and Conduct Review Committee and the Risk Review Committee. Most recently, she worked as a strategic advisor to a leading investment management firm identifying investment opportunities in the financial data and analytics industry.

In connection with Ms. Huber’s appointment, she entered into an employment agreement with the Company on March 18, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Huber will receive an annualized base salary of $650,000, subject to annual increases based upon review by our compensation committee of the Board of Directors of the Company (the “Compensation Committee”). In addition, pursuant to the Employment Agreement, Ms. Huber is entitled to participate in the Company’s discretionary annual bonus arrangements with a target annual bonus opportunity of $1,053,000, which amount is guaranteed and not subject to performance adjustments with respect to 2026, subject only to Ms. Huber’s continued service through the bonus payment date in 2027. Pursuant to the Employment Agreement, Ms. Huber is also entitled to participate in the equity incentive program maintained for senior executive officers of the Company and its subsidiaries and is to receive a restricted stock unit (“RSU”) award of $2,500,000 in March 2026, which will vest as to twenty-five percent (25%) of the RSUs on the one-year anniversary of the grant date and as to six and one-quarter percent (6-1/4%) of the RSUs on the first day of each of the twelve (12) calendar quarters beginning after such anniversary. The Employment Agreement also provides that Ms. Huber’s annual target equity opportunity shall be $2,000,000 in grant date value, with 50% of such target opportunity delivered in RSUs and 50% delivered in PSUs, subject to approval by the Compensation Committee and the terms of the applicable equity plan and award agreements. She is also entitled to reimbursement of attorneys’ fees arising out of the negotiation of the Employment Agreement up to a maximum of $50,000.

Under the terms of the Employment Agreement, in the event Ms. Huber is terminated by us without “cause” or she terminates her employment for “good reason,” Ms. Huber would become entitled to receive: (i) an aggregate amount equal to the sum of (A) two times Ms. Huber’s then-current base compensation plus (B) her target annual bonus for the year of termination paid over 12 months; (ii) up to 18 months of reimbursement for COBRA premiums; and (iii) Ms. Huber’s annual bonus for the year prior to the year of termination, if not yet paid (for the

2026 bonus, the amount of $1,053,000) at the time such bonuses are paid to executive officers of the Company. If Ms. Huber’s employment is terminated due to her death or disability, she would be entitled to her pro rata annual bonus for the year of such termination and her annual bonus for the year prior to the year of termination, if not yet paid (for the 2026 bonus, the amount of $1,053,000). In connection with Ms. Huber’s entry into the Employment Agreement, Ms. Huber also entered into a Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”) which subjects Ms. Huber to certain non-competition, non-solicitation and confidentiality provisions.

The description of the Employment Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Restrictive Covenant Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Restrictive Covenant Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no arrangements or understandings between Ms. Huber and any other person pursuant to which she was appointed as chief financial officer and designated as principal executive officer and principal accounting officer. Ms. Huber does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Huber has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Mr. Green’s separation from the Company is a termination without “cause” for purposes of Mr. Green’s Amended and Restated Employment Agreement dated November 5, 2025, including for purposes of determining all amounts payable to Mr. Green thereunder in connection with his separation. In connection with Mr. Green’s separation, he entered into a Separation Agreement with the Company dated March 18, 2026 which sets forth the terms of his separation and provides for payment of termination without “cause” benefits under his Amended and Restated Employment Agreement. The description of the Separation Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Board Member Resignation

On March 13, 2026, Michael Searles informed the Company of his resignation from the Company’s board of directors, effective immediately. Mr. Searles joined the board in June 2023, prior to the Company’s initial public offering, as an appointee of a Company investor. Mr. Searles served as a Class I director, with his term of office set to expire on May 12, 2026, the date of the Company’s Annual General Meeting of Shareholders (the “2026 Annual General Meeting”).

Item 7.01. Regulation FD Disclosure

On March 18, 2026, the Company posted a presentation to its website at https://investor.accelerant.ai/. A copy of the presentation is furnished as Exhibit 99.2 to this Report. The Company expects to use the presentation, in whole or in part, and possibly with modifications, in connection with the earnings call with investors, analysts and others.

The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The presentation speaks only as of the date of this Report. The Company undertakes no duty or obligation to publicly update or revise the information contained in the presentation, although it may do so from time to time. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure. In addition, the exhibit furnished herewith contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit. By furnishing the information contained in the presentation, the Company makes no admission as to the materiality of any information in the presentation that is required to be disclosed solely by reason of Regulation FD.

The information contained in this Items 2.02 and 7.01 of this Report (as well as in Exhibits 99.1 and 99.2 attached hereto) is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act.

Item 8.01. Other Events

Approval of Share Repurchase Plan

On March 18, 2026, the Company’s Board of Directors authorized a share repurchase program to purchase up to $200 million of the Company’s Class A common shares, effective through December 31, 2028 (the “Share Repurchase Program”). Repurchases under the Share Repurchase Program may be made in the open market, in privately negotiated transactions, or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under such authorization. The Share Repurchase Program does not obligate the Company to acquire any particular number of Class A common shares, and the Share Repurchase Program may be modified, suspended, or terminated at any time at the discretion of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated March 18, 2026

10.2	Restrictive Covenant Agreement dated March 18, 2026

10.3	Separation Agreement dated March 18, 2026

99.1	Earnings release issued by the Company on March 18, 2026

99.2	Earnings presentation issued by the Company on March 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2026	ACCELERANT HOLDINGS

	By:	/s/ Nancy Hasley
Nancy Hasley
Group General Counsel